                                                                   EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS



   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Global Sports, Inc., as amended, of our report dated January 31, 2000 relating to the financial statements of Fogdog, Inc., which appears in the Current Report on Form 8-K of Global Sports, Inc. filed January 12, 2001. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-4, as amended.



PricewaterhouseCoopers, LLP



San Jose, California


November 27, 2001